Exhibit 99.1

NEWS RELEASE

Investor	James M. Griffith	News Media	Blair C. Jackson
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(479) 201-5514		(479) 201-5263
Beverly Enterprises Announces Amendment
To Merger Agreement With North American Senior Care
FORT SMITH, Ark., September 23, 2005 — Beverly Enterprises, Inc. (“BEI”) (NYSE: BEV) today announced an amendment to its merger agreement with North American Senior Care (NASC), Inc., under which NASC will be granted an extension of time to meet certain financing commitments. In exchange for the extension of time, NASC has agreed to pay BEI $3 million as an additional initial good faith deposit, which increases the total initial good faith deposit to $10 million. Under the amendment, NASC is obligated to deliver the full $60 million good faith deposit on an unconditional basis and to provide the unconditional $350 million equity commitment by November 18, 2005.
Also under the amendment, certain customary limitations on BEI’s ability to consider and explore other strategic alternatives have been temporarily suspended until such time that BEI receives the full $60 million good faith deposit and updated debt commitment letters and a solvency opinion meeting the requirements of the amended agreement.
The Board stressed that, as it moves forward in consultation with its independent financial and legal advisors, it will continue to act in accordance with its overarching commitment to maximizing value for BEI’s shareholders.
IMPORTANT INFORMATION
In connection with the merger with North American Senior Care, Inc. (“NASC”), Beverly Enterprises, Inc. (“BEI”) will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to any proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI’s proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger with North American Senior Care are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained.
In addition, our results of operations, financial condition and cash flows may be adversely impacted by the recently concluded auction process and the announcement of the proposed transaction with North American Senior Care, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the auction process and the transaction with North American Senior Care. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.
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